Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-164049 on Form S-3 and Registration Statement No. 333-141734 Post-Effective Amendment No. 1 to Form SB-2 on Form S-3 of our report dated March 14, 2012 relating to the consolidated financial statements of China Pharma Holdings, Inc. and subsidiaries appearing in this Annual Report on Form 10-K of China Pharma Holdings, Inc. for the year ended December 31, 2011.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
March 14, 2012